COUNSELLORS AT LAW
                           HUTCHINS, WHEELER & DITTMAR
                           A PROFESSIONAL CORPORATION

                 101 FEDERAL STREET, BOSTON, MASSACHUSETTS 02110
                 TELEPHONE: 617-951-6600 FACSIMILE: 617-951-1295






                                February 10, 1997

GeoTel Communications Corporation
25 Porter Road
Littleton, MA  01460

Gentlemen:

        We are general counsel to GeoTel Communications Corporation, a Delaware corporation (the "Company"), and as such counsel we are familiar with the corporate proceedings taken in connection with the adoption of the Company's 1993 Restricted Stock Purchase Plan, 1995 Stock Option Plan, and 1996 Employee Stock Purchase Plan (collectively the "Plans"). We are also familiar with the Registration Statement on Form S-8 (the "Registration Statement") to which a copy of this opinion will be attached as an exhibit. Of the up to 7,644,293 shares of the Company's common stock, $.01 par value per share ("Common Stock"), being registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement, 557,788 shares are being offered by certain Selling Stockholders (the "Selling Stockholders"). RATION FEBRUARY 10, 1997 PAGE 2 \

        As such counsel, we have examined (i) certain corporate records of the Company, including the Restated Certificate of Incorporation, Amended and Restated By-laws, stock records, minutes of meetings of its Board of Directors and stockholders; (ii) a Certificate of the Secretary of the State of Delaware as to the legal existence of the Company; and (iii) such other documents as we have deemed necessary as a basis for the opinions herein expressed.

        Based   upon  the   foregoing,   and   having   regard  for  such  legal
considerations as we deem relevant, we are of the opinion that:

        1. The Company is duly organized and validly existing under the laws of the State of Delaware;

        2. The Company has authorized the issuance of 40,000,000 shares of Common Stock, $.01 par value per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share;





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Geotel Communications Corporation
February 10, 1997
Page 2




        3. The outstanding Common Stock of the Company has been duly authorized, constitutes validly issued, fully paid and non-assessable shares of capital stock of the Company and no personal liability attaches to any of the shares;

        4. The shares of Common Stock issuable pursuant to the Plans, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable shares of capital stock of the Company to which no personal liability will attach; and

        5.  When  sold  under  circumstances  contemplated  in the  Registration
Statement,   the  557,788  share  of  Common  Stock   offering  by  the  Selling
Stockholders will be duly authorized, validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 and to the reference, to us under the caption "Legal Matters" in the Prospectus contained in the Registration Statement and under the caption "Interests of Named Experts and Counsel" in the Registration Statement.


                                Very truly yours,





                               /s/ Hutchins, Wheeler & Dittmar
                               Hutchins, Wheeler & Dittmar
AJM/AJH/smd
148367-1

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